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                                                                    EXHIBIT 99.1
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                  MICROHELIX NAMES TY PETTIT PRESIDENT AND CEO;
                 ANNOUNCES A SIGNIFICANT COST REDUCTION PROGRAM
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                                                           For Immediate Release

Contact:       Terry Rixford
               Chief Financial Officer
               (503) 968-1600

               RCG Capital Markets Group, Inc. (480) 675-0400
               Retail: Robert Blum, Tom Nelson
               Analysts / Institutional: Joe Dorame
               Media: Jeff Stanlis

August 27, 2002 --- PORTLAND, Oregon ---microHelix, Inc. (Nasdaq: MHLX) a leading supplier of technologically advanced, customized interconnect systems to the medical industry, today announced the promotion of Ty Pettit from Chief Operating Officer to President and Chief Executive Officer, effective immediately. Mr. Pettit has been a director of microHelix since 1998, and joined the Company full-time as Director of Business Development in June 2001 before being named COO in February. Dick Sass, microHelix' founder and previous CEO, will remain as Chairman of the Board and will concentrate his efforts on long range business development opportunities, key strategic account relationships and working closely with the newly established manufacturers rep organization that was announced on June 6, 2002. Mr. Pettit will focus his attention on short term operating objectives such as implementing a cost reduction program and concentrating on accounts that have near term revenue potential.

"It is clear, based on our first six months results, that we have fallen short of our sales goals," commented Mr. Pettit. "In order to partially offset this shortfall we have initiated a significant cost reduction program that we anticipate will reduce our annual costs by approximately $1.5 million. This program will include lay-offs, salary cuts, reduced work weeks and cutbacks in outside services. We expect to see the benefits from these cost reduction steps in the fourth quarter beginning in October of this year."

Mr. Pettit has over twenty-five years experience in commercial and investment banking and small company management. He has held several management positions with Bank of America (San Francisco, Chicago and Los Angeles), headed the Private Banking and Small Business Lending functions at the Portland Office of Bank of California/Union Bank and served as a Principal with Portland-based Glen Eden Capital, a boutique investment banking firm specializing in financing/developing early stage technology companies.

The Company also announced the appointment of Terrence A. Rixford as Senior Vice-President Finance. Mr. Rixford was named Chief Financial Officer in September of last year. In addition to this responsibility Mr. Rixford will assume the additional responsibilities of Treasurer and Secretary previously held by Jane Conner who has


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resigned from microHelix to accept the position of Chief Financial Officer of
iSense Corporation.

Dick Sass, Chairman of microHelix, commented, "I believe the day-to-day management team of Ty and Terry will prove beneficial to the employees, customers and shareholders of microHelix. Both gentlemen bring a wealth of experience and energy, and I am optimistic they will continue to move the Company forward toward realizing its goals. My focus will remain on furthering microHelix's role in supporting the development of the fully-implantable device industry and growing microHelix' sales. I will continue to work with our key accounts as well as our newly-established manufacturing rep network. I would like to thank Jane for her many contributions to microHelix over these past seven years and I wish her continued success at iSense. I am pleased that Jane will continue to serve on the microHelix board."


microHelix, Inc. is a leading manufacturer of sophisticated interconnect cabling systems designed for the ultrasound, minimally invasive and fully-implantable medical device markets. microHelix also leverages its design and manufacturing capabilities to serve commercial and defense OEMs. microHelix's interconnect systems are designed into devices manufactured by OEM customers and are used in applications like electrophysiology cardiac mapping, left ventricular assist devices, and heads up displays. microHelix has a distinct technological competitive advantage protected by 10 approved U.S. patents and 13 pending patents covering proprietary microminiature methods of manufacturing electronic interconnect systems and related technology.

Statements in this press release other than statements of historical fact are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management's current views and estimates of future economic and market circumstances, industry conditions, company performance and financial results. Words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are subject to risks and uncertainties that could cause the company's actual future results to differ materially from the results discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, competition from existing or new products, production delays, lack of market acceptance of the company's products, general economic conditions, and such other risks and factors as are described from time to time in the company's Securities and Exchange Commission filings. The forward-looking statements we make today speak only as of today and we do not undertake any obligation to update any such statements to reflect events or circumstances occurring after today.


                                       END